EXHIBIT 11

             NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES

      Computation of the Average Number of Shares of Common Stock Outstanding
             For the Three and Six Months Ended June 30, 1998 and 1997

                                                                                         (4)
                                                                                 Average Number of
                                                                                 Shares Outstanding
                                                                                   As Shown on the
                                                                                     Consolidated
                                         (1)         (2)               (3)           Statement of
                                      Shares of    Number of          Share             Income
                                       Common        Days              Days      (3 divided by number
                                        Stock     Outstanding         (2 x 1)      of Days in Period)
                                        -----     -----------         -------      ------------------
                                For The Three Months Ended June 30:
                                -----------------------------------

APRIL 1 - JUNE 30, 1998 . . . . . .  144,419,351        91          13,142,160,941
SHARES ISSUED IN ACCORDANCE
   WITH THE MRA  AGREEMENT -
   JUNE 30. . . . . . . . . . . . .   42,945,512         1              42,945,512
                                     -----------                     -------------
                                     187,364,863                     3,185,106,453    144,891,280
                                     ===========                    ==============  ==============

April 1 - June 30, 1997 . . . . . .  144,390,619        91          13,139,546,329    144,390,619
                                     ===========                    ==============  ==============


                                For The Six Months Ended June 30:
                                -----------------------------------

JANUARY 1 - JUNE 30, 1998 . . . . .  144,419,351       181          26,139,902,531
SHARES ISSUED IN ACCORDANCE
   WITH THE MRA  AGREEMENT -
   JUNE 30. . . . . . . . . . . . .   42,945,512         1              42,945,512
                                     -----------                    --------------
                                     187,364,863                    26,182,848,043    144,656,619
                                     ===========                    ==============  ==============

January 1 - June 30, 1997 . . . . .  144,365,214       181          26,130,103,734
Shares issued -
   Acquisition - Syracuse
     Suburban Gas Company, Inc. -
     January 6. . . . . . . . . . .       25,405       176              4,471,280
                                     -----------                  ---------------
                                     144,390,619                   26,134,575,014     144,389,917
                                     ===========                   ==============  ==============


Note: Earnings per share calculated on both a primary and fully diluted basis are the same due to the effects of rounding.